Exhibit 99.5

SEPTEMBER 23, 2020 FINAL (w/o links)

FOR BROKER DEALERS (Due Diligence Use Only)

xx, 2020

IMPORTANT NOTICE – PLEASE READ

Solicitation of Consents with respect to the shares of Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock issued by GWG Holdings, Inc. to be exchanged for shares of Exchangeable Redeemable Preferred Stock

Dear Valued Partner,

We hope you, your family, and your team are safe and doing well during these unusual times.

The purpose of this communication is to inform you of a change we are proposing to the GWG Holdings, Inc. (“GWGH”) Certificate of Incorporation (the “Corporate Charter”) that will require affirmative consents (votes “FOR”) from the holders of a majority of the outstanding shares of each of GWGH’s Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock (collectively, the “Securities”), which your firm sold. As discussed in more detail below, we believe that GWGH and our investors will benefit from the purposed changes. If the proposed amendments to the Corporate Charter become effective, all of the Securities will become Exchangeable Redeemable Preferred Stock.

We expect to solicit the investor consents in the near term, once the S4 and other filings as applicable are cleared by the Securities and Exchange Commission and FINRA and will provide further instructions and a consent expiration date at that time.

INVESTOR BENEFITS:

If the consent solicitation is successful, all current holders of the Securities, who validly consented (vote “FOR”) prior to the expiration date of the consent solicitation, will receive a consent fee equal to 2% of each validly consenting owner’s aggregate stated value of the Securities paid promptly after the consent conditions are satisfied as set out in the Joint Consent Solicitation Statement and Prospectus (the “Prospectus”).

If a future exchange of the Securities occurs, any new preferred equity securities would have substantially similar terms to that of the Securities; provided that, the proposed changes would require the new preferred equity securities to have the following preferential terms:

●	an increased monthly cumulative dividend of at least 7.5% per annum (vs. the current rate of 7%); and

●	option to convert a portion of the Securities with a reduced minimum conversion price of $12.00 per share[1] (vs. the existing minimum conversion price of $15.00 for the Redeemable Preferred Stock and $12.75 for the Series 2 Redeemable Preferred Stock); provided that, the Board of Directors of GWGH may lower the minimum conversion price to be more advantageous to our stockholders and investors.

[1]	The conversion price for the Securities shall be the volume-weighted average price of the GWGH’s Common Stock for the 20 trading days immediately prior to the date of conversion of such Securities, subject to the minimum conversion price of $12.00.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

BROKER-DEALER AND REGISTERED REPRESENTATIVE BENEFITS:

For your assistance in facilitating an affirmative consent (vote “FOR”), if suitable for your clients and your Broker Dealer executes the Participating Broker Compensation Agreement and validly submits the required Participating Broker Certification, GWGH will pay a broker consent fee (i.e., commission) equal to 6.375% of the aggregate stated value of the Securities with respect to your clients that validly consent.

As further set out in the Prospectus, payment of the broker consent fee is dependent on a signed Participating Broker Compensation Agreement by your firm allowing these payments to be made, which is provided for your review with this letter. We will also require a certification identifying your clients who vote “FOR”, as we are limited in the information provided to us directly by your clearing firms, custodial firms, and DTC. We will also make all pertinent information available on a password-protected website, to which we will provide you access.

The broker consent fee will be paid in the following manner:

●	3% registered representative commission and .375% in broker-dealer reallowance paid promptly after the consent conditions are satisfied (the “Settlement Date”);

●	1.5% registered representative commission paid promptly after the first anniversary of the Settlement Date, if the consenting holder continues to hold the shares as of such date; and

●	1.5% registered representative commission paid promptly after the second anniversary of the Settlement Date, if the consenting holder continues to hold the shares as of such date.

In addition, to receive the broker consent fee, your Broker Dealer must submit the Participating Broker Certification no later than ten business days following the expiration date of the consent solicitation or relevant anniversary of the settlement date, unless otherwise agreed to by the dealer manager and GWGH. Please see the Prospectus and the Participating Broker Compensation Agreement for more information.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

CONSENT SOLICITATION:

As further described in the Prospectus, this proposed change to the Corporate Charter will provide GWGH with the flexibility to exchange the Securities for other preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future, with similar or improved rights and terms to those of the Securities today, as determined solely by the GWGH Board of Directors. Importantly, the Securities will continue to pay dividends and redemption proceeds in cash (unless GWGH elects to pay dividends in additional securities, which GWGH does not intend to do, but has the ability to do under the current terms of the Securities). The proposed change to the Corporate Charter will also make some additional changes that are not specific to the Securities. We encourage you to read the Prospectus carefully and contact us if you have any questions.

We believe this flexibility will help us to capture additional value associated with the combination between GWGH and The Beneficient Company Group, L.P., which occurred on December 31, 2019, while at the same time enabling us to grow and diversify our consolidated balance sheet in a prudent and sustainable manner. Our goal is to create and maximize additional value for all of our stockholders and investors.

IMPORTANT LINKS (added later):

Investor Notice Letter

Joint Consent Solicitation Statement

Current S4 (we will provide the Prospectus when the S4 is cleared by the Securities and Exchange Commission and FINRA)

Participating Broker Compensation Agreement including the Participating Broker Certification as Appendix A (requiring current execution by your firm in order to issue any broker dealer or registered representative compensation)

GWGH Sales and National Accounts Team Map

If you have any questions or need additional information, feel free to contact us with any questions. We thank you for your continued support and wish you and your family safety and wellness.

Sincerely,

Merriah Harkins
EVP, Retail Capital Markets

The information provided herein does not constitute an offer to exchange the Securities or the solicitation of an offer to exchange the Securities. An offer to exchange the Securities can only be made by the enclosed Prospectus. You must read the entire Prospectus for conditions, risk factors, fees and expenses, and any other pertinent information with respect to the consent solicitation. This letter contains forward-looking statements, which are provided for illustrative purposes only.

There can be no assurance of the time frame for which we engage in an exchange of securities of GWGH or a subsidiary of GWGH, if ever. Also, there can be no assurance that you and the other holders will agree with the Board’s determination that the preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future have similar or improved rights and terms to those of the Securities.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

FOR REGISTERED REPRESENATIVES

xx, 2020

IMPORTANT NOTICE – PLEASE READ

Solicitation of Consents with respect to the shares of Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock issued by GWG Holdings, Inc. to be exchanged for shares of Exchangeable Redeemable Preferred Stock

Dear Valued Partner,

We hope you, your family, and your team are safe and doing well during these unusual times.

The purpose of this communication is to inform you of a change we are proposing to the GWG Holdings, Inc. (“GWGH”) Certificate of Incorporation (the “Corporate Charter”) that will require affirmative consents (votes “FOR”) from the holders of a majority of the outstanding shares of each of GWGH’s Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock (collectively, the “Securities”), which you sold. As discussed in more detail below, we believe that GWGH and our investors will benefit from the purposed changes. If the proposed amendments to the Corporate Charter become effective, all of the Securities will become Exchangeable Redeemable Preferred Stock.

We expect to solicit the investor consents in the near term, once the S4 and other filings as applicable are cleared by the Securities and Exchange Commission and FINRA and will provide further instructions and a consent expiration date at that time.

INVESTOR BENEFITS:

If the consent solicitation is successful, all current holders of the Securities, who validly consented (vote “FOR”) prior to the expiration date of the consent solicitation, will receive a consent fee equal to 2% of each validly consenting owner’s aggregate stated value of the Securities paid promptly after the consent conditions are satisfied as set out in the Joint Consent Solicitation Statement and Prospectus (the “Prospectus”).

If a future exchange of the Securities occurs, any new preferred equity securities would have substantially similar terms to that of the Securities; provided that, the proposed changes would require the new preferred equity securities to have the following preferential terms:

●	an increased monthly cumulative dividend of at least 7.5% per annum (vs. the current rate of 7%); and

●	option to convert a portion of the Securities with a reduced minimum conversion price of $12.00 per share[2] (vs. the existing minimum conversion price of $15.00 for the Redeemable Preferred Stock and $12.75 for the Series 2 Redeemable Preferred Stock); provided that, the Board of Directors of GWGH may lower the minimum conversion price to be more advantageous to our stockholders and investors.

[2]	The conversion price for the Securities shall be the volume-weighted average price of the GWGH’s Common Stock for the 20 trading days immediately prior to the date of conversion of such Securities, subject to the minimum conversion price of $12.00.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

REGISTERED REPRESENTATIVE BENEFITS:

For your assistance in facilitating an affirmative consent (vote “FOR”), if suitable for your clients and your Broker Dealer executes the Participating Broker Compensation Agreement and validly submits the required Participating Broker Certification, GWGH will pay a broker consent fee, which includes registered representative commissions equal to 6% of the aggregate stated value of the Securities with respect to your clients that validly consent.

The registered representative commission will be paid in the following manner:

●	3% registered representative commission paid promptly after the consent conditions are satisfied (the “Settlement Date”);

●	1.5% registered representative commission paid promptly after the first anniversary of the Settlement Date, if the consenting holder continues to hold the shares as of such date; and

●	1.5% registered representative commission paid promptly after the second anniversary of the Settlement Date, if the consenting holder continues to hold the shares as of such date.

In addition, to receive the broker consent fee, your broker dealer must submit the Participating Broker Certification no later than ten business days following the expiration date of the consent solicitation or relevant anniversary of the settlement date, unless otherwise agreed to by the dealer manager and GWGH. Please see the Prospectus for more information.

CONSENT SOLICITATION:

As further described in the Prospectus, this proposed change to the Corporate Charter will provide GWGH with the flexibility to exchange the Securities for other preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future, with similar or improved rights and terms to those of the Securities today, as determined solely by the GWGH Board of Directors. Importantly, the Securities will continue to pay dividends and redemption proceeds in cash (unless GWGH elects to pay dividends in additional securities, which GWGH does not intend to do, but has the ability to do under the terms of the Securities you currently own). The proposed change to the Corporate Charter will also make some additional changes that are not specific to the Securities. We encourage you to read the Prospectus carefully and contact us if you have any questions.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com

We believe this flexibility will help us to capture additional value associated with the combination between GWGH and The Beneficient Company Group, L.P., which occurred on December 31, 2019, while at the same time enabling us to grow and diversify our consolidated balance sheet in a prudent and sustainable manner. Our goal is to create and maximize additional value for all of our stockholders and investors.

IMPORTANT LINKS (added later):

Investor Notice Letter

Joint Consent Solicitation Statement

Current S4 (we will provide the Prospectus when the S4 is cleared by the Securities and Exchange Commission and FINRA)

GWGH Sales and National Accounts Team Map

If you have any questions or need additional information, feel free to contact us with any questions. We thank you for your continued support and wish you and your family safety and wellness.

Sincerely,

Merriah Harkins
EVP, Retail Capital Markets

The information provided herein does not constitute an offer to exchange the Securities or the solicitation of an offer to exchange the Securities. An offer to exchange the Securities can only be made by the enclosed Prospectus. You must read the entire Prospectus for conditions, risk factors, fees and expenses, and any other pertinent information with respect to the consent solicitation. This letter contains forward-looking statements, which are provided for illustrative purposes only.

There can be no assurance of the time frame for which we engage in an exchange of securities of GWGH or a subsidiary of GWGH, if ever. Also, there can be no assurance that you and the other holders will agree with the Board’s determination that the preferred equity securities that may be issued by GWGH or a subsidiary of GWGH at some point in the future have similar or improved rights and terms to those of the Securities.

GWG Holdings, Inc. | 325 North Saint Paul Street, Suite 2650 | Dallas, Texas 75201 | gwgh.com